UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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July 5, 2025

Dear Shareholder:

The Special Meeting of Shareholders of the Macquarie Global Allocation Fund originally scheduled on May 6, 2025, adjourned due to a lack of voter participation. Please accept our apologies for the multiple attempts to contact you by phone and mail, but we need your vote!

Please help us avoid another adjournment by voting your shares as soon as possible.
Your vote is important regardless of the number of shares you own.
To avoid receiving calls on the matter, please vote TODAY so that your vote is recorded prior to the Special Meeting on July 21, 2025.

The reason for the shareholder meeting is to ask shareholders to vote on a proposal to approve a Plan of Reorganization between the Macquarie Global Allocation Fund and the Macquarie Balanced Fund. The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes. For more information, please see the proxy statement available at: https://vote.proxyonline.com/delaware/docs.

After careful consideration, your Board of the Trust, on behalf of the Acquired Fund unanimously approved the proposed Reorganization and recommends that shareholders vote “FOR” the proposal.

If you have not decided on a vote direction, we ask that you issue an ABSTAIN vote so your shares will be present for quorum purposes and represented at the meeting.

Please see the enclosed proxy form for convenient options to vote your shares.

Thank you in advance for your consideration and your vote!

Sincerely,

Richard Salus
Senior Vice President and Chief Financial Officer

Macquarie Funds, 100 Independence, 610 Market Street Philadelphia, Pennsylvania 19106-2354
macquarie.com/USfunds

Hi __________,

I’m reaching out to inform you of the types of shareholder communications and related timing that shareholders of the Macquarie Global Allocation Fund may have received regarding the upcoming adjourned Special Meeting of Shareholders.
Below are the details of the mailing(s):

[Endeavor letter
WHAT: an Endeavor letter, marked “Urgent”, requesting Fund shareholders to contact the proxy solicitor at the indicated number to vote their shares. The Endeavor letter is the 1st letter in this SEC Letter Filing (filed with the SEC and public).
WHO: a targeted group of shareholders who have not yet voted and have greater than [x] shares.
WHEN: the mailing commenced [Date].]

[Mission letter A
WHAT: a Mission letter reminding Fund shareholders of the Special Shareholder Meeting and requesting them to vote their shares. The Mission letter A is the 2nd letter in this SEC Letter Filing (filed with the SEC and public).
WHO: a targeted group of shareholders who have not yet voted and have greater than [x] shares.
WHEN: the mailing commenced [Date].]
[Mission letter B
WHAT: a Mission letter, marked “Urgent”, reminding Fund shareholders of the Special Shareholder Meeting and requesting them to vote their shares. The Mission letter B is the 3rd letter in this SEC Letter Filing (filed with the SEC and public).
WHO: a targeted group of shareholders who have not yet voted and have greater than [x] shares.
WHEN: the mailing commenced [Date].]

[Reminder Letter
WHAT: a Reminder letter reminding Fund shareholders of the Special Shareholder Meeting and requesting them to vote their shares. The Reminder letter is the 4th letter in this SEC Letter Filing (filed with the SEC and public).
WHO: a targeted group of shareholders who have not yet voted and have greater than [x] shares.
WHEN: the mailing commenced [Date].]

[Adjournment letter – LPL/FTC accounts
WHAT: an Adjournment letter sent to LPL/FTC accounts to notify those shareholders that the Special Shareholder Meeting on [Date] was adjourned to [Adjournment Date] and requesting them to vote their shares. The Adjournment letter is similar to one found in this FTC Adjournment Letter (filed with the SEC and public).
WHO: a targeted group of shareholders who have not yet voted and have greater than [x] shares.
WHEN: the mailing commenced [Date].]

Information for contacting the proxy solicitors to vote shares is included in these mailings. Solicitation will cease once the shareholder has voted. We ask that you please encourage your clients to read the proxy statement carefully and vote their shares.
The foregoing is not a solicitation of any proxy. Please read the proxy statement carefully because it contains important information regarding the reorganization. The proxy statement is available for free on the SEC’s website (www.sec.gov).

Please reach out with any questions, and I would be happy to help.
Best regards,
[Name]

Macquarie Asset Management (MAM) is the asset management division of Macquarie Group Limited. MAM is an integrated asset manager across public and private markets offering a diverse range of capabilities, including real assets, real estate, credit, equities and multi-asset solutions. The public markets business is a part of MAM and includes the following investment advisers: Macquarie Investment Management Business Trust (MIMBT), Macquarie Investment Management Austria Kapitalanlage AG, Macquarie Investment Management Global Limited, Macquarie Investment Management Europe Limited, and Macquarie Investment Management Europe S.A.

Other than Macquarie Bank Limited ABN 46 008 583 542 (“Macquarie Bank”), any Macquarie Group entity noted in this material is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

On April 21, 2025, Macquarie Group Limited and Nomura Holding America Inc. (Nomura) announced that they had entered into an agreement for Nomura to acquire Macquarie Asset Management’s US and European public investments business, which comprises Delaware Management Company, a series of Macquarie Investment Management Business Trust, and certain of its affiliates. The transaction is subject to customary closing conditions, including the receipt of applicable regulatory and shareholder approvals. Subject to such approvals and the satisfaction of these conditions, the transaction is expected to close by the end of 2025.